EXHIBIT 11



             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                      Year Ended
                                          ________________________________________
                                          February 1,    February 3,    January 28,
                                                 1997           1996           1995
                                               (000, except per share amounts)

Primary

Net Earnings                                  $80,905        $43,272        $36,821
                                              =======        =======        =======
Weighted average shares outstanding:
    Common shares                              50,031         49,036         48,990

Common equivalent shares:
    Stock Options                               1,280            468            424
                                                _____          _____         ______
Weighted average common and common
equivalent shares outstanding, as adjusted     51,311         49,504         49,414
                                               ======         ======         ======
    Earnings per common and common
    equivalent share                            $1.58           $.87           $.75
                                                =====           ====           ====

Fully Diluted

Net Earnings                                  $80,905        $43,272        $36,821
                                              =======        =======        =======
Weighted average shares outstanding:
    Common shares                              50,031         49,036         48,990

Common equivalent shares:
    Stock Options                               1,366          1,076            456
                                                =====          =====            ===
Weighted average common and common
equivalent shares outstanding, as adjusted      51,397         50,112         49,446
                                                ======         ======         ======
    Earnings per common and common
    equivalent share                            $1.57           $.86           $.74
                                                =====           ====           ====